Exhibit 99.2

FOR IMMEDIATE RELEASE

Greenlane Holdings Regains Compliance with Nasdaq Minimum Bid Price Requirement

BOCA RATON, Fla., April 27, 2026 – Greenlane Holdings, Inc. (NASDAQ: GNLN) (“Greenlane” or the “Company”), a publicly traded digital asset treasury company with a strategic focus on BERA, the native digital asset of the Berachain blockchain network, today announced that it has received notice from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it has regained compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). Nasdaq further confirmed that the Company is now in compliance with all applicable continued listing standards.

As a result, the Company’s Class A common stock will continue to be listed and traded on the Nasdaq Capital Market under the symbol “GNLN.”

“We are pleased to have regained compliance with Nasdaq’s minimum bid price requirement,” said Jason Hitchcock, Chief Executive Officer. “Looking ahead, we remain confident in our Berachain-focused digital asset treasury strategy and our ability to create long-term value for stockholders. That confidence is reinforced by the previously announced decision of members of our Board to voluntarily extend the lock-up periods on their warrants, underscoring the alignment of our leadership with stockholders and our shared conviction in the path forward. It is further reinforced by the approach of Berachain Investment Corporation, our largest PIPE financing participant, which has elected to convert pre-funded warrants only up to its current 4.99% beneficial ownership limitation and has reiterated to the Company that it views its position in Greenlane as a long-term strategic investment in the Berachain ecosystem, with no current intention to sell the underlying shares or to convert its remaining pre-funded warrants for a period of twelve months.”

About Greenlane Holdings, Inc.

Greenlane Holdings, Inc. (Nasdaq: GNLN) is a publicly traded digital asset treasury company and the only Nasdaq-listed company purpose-built to accumulate BERA and actively participate in Berachain’s Proof of Liquidity infrastructure. Greenlane provides regulated, yield-generating exposure to Berachain through a standard brokerage account, with no cryptocurrency wallet, exchange account, or custody infrastructure required. For more information, visit www.gnln.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact and may be identified by the use of words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project,” “continue,” “should,” and similar expressions. Forward-looking statements in this press release include, but are not limited to, statements regarding: the Company’s ability to remain in compliance with listing standards and continue to be listed and traded on Nasdaq; the Company’s ability to create long-term value for stockholders; the Company’s expectations with respect to the impact of insiders’ restrictions on trading in the Common Stock on the Company’s share price stability and stockholder value; and the stated intentions of Berachain Investment Corporation (“BIC”) with respect to the conversion of its Pre-Funded Warrants and the holding and disposition of its Pre-Funded Warrants and the shares of Class A common stock underlying such Pre-Funded Warrants, which are based solely on communications received by the Company from BIC, are not subject to any binding agreement, and may change at any time without notice to the Company or its stockholders.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections and involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that could cause or contribute to such differences include, among others: the inherent volatility in the market price of BERA and other digital assets; the evolving and uncertain regulatory landscape for digital assets; cybersecurity risks; risks related to the Berachain network; the Company’s limited operating history with digital asset strategies; the Company’s ability to continue as a going concern; the adequacy of the Company’s capital resources and liquidity; general economic, market, and geopolitical conditions; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC and in other subsequent filings with the SEC.

These filings are available at www.sec.gov. The forward-looking statements in this press release speak only as of the date of this document. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Cautionary Note Regarding Digital Assets

BERA is a digital asset that is not legal tender, is not backed by any government or central bank, and may be subject to extreme price volatility, regulatory uncertainty and technological risk. Investments in and exposures to digital assets such as BERA are highly speculative and may result in the loss of all or a substantial portion of the invested capital. Statements about the Berachain protocol, its consensus model, ecosystem projects, and fundraising are based on publicly available information and/or information provided by third parties. The Company has not independently verified all such information and makes no representation as to its accuracy or completeness. Protocol parameters and incentive mechanisms may change over time through governance or other processes. The Company’s activities involving BERA and other digital assets may not be suitable for all investors and are subject to the risks described in the “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2026 and in other subsequent filings with the SEC. These filings are available at www.sec.gov.

Investor Relations Contact

Greenlane Holdings, Inc.

Investor Relations

greenlane@icrinc.com

Website: investor.gnln.com

Media Contact

Kevin McGrath

PCG Advisory

Email: kevin@pcgadvisory.com